UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 21, 2025, Flexsteel Industries, Inc. issued a press release announcing Third Quarter Ended March 31, 2025 operating results. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

The Company will host a conference call and webcast at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) on Tuesday, April 22, 2025 to discuss results and answer questions. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at 833-816-1123 (domestic) or 412-317-0710 (international) and requesting to be connected with the Flexsteel conference call.

Additionally, interested parties can listen to a live webcast of the call in the Investor Relations section of the Company's website at http://ir.flexsteel.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A recorded replay can be accessed through April 29, 2025, by dialing 877-344-7529 (domestic) or 412-317-0088 (international); Replay access code: 1227864.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press Release by Flexsteel Industries, Inc. dated April 21, 2025.

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	April 21, 2025	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer